Exhibit 23.1

SRCO, C.P.A., Professional Corporation Certified Public Accountants 14 Wynngate Lane Amherst, NY 14221 U.S. A Tel: 416 428 1391 & 416 671 7292 Fax: 905 882 9580 Email: info@srco.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Bright Green Corporation of our report dated April 17, 2023, relating to the financial statements of Bright Green Corporation, appearing in the annual report on Form 10-K for the years ended December 31, 2022 and 2021.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY

June 30, 2023